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                                                                    EXHIBIT 21.1

TransWestern Holdings L.P. Subsidiaries:

NAME OF SUBSIDIARY                       STATE OR OTHER JURISDICTION OF   NAMES UNDER WHICH SUCH
                                         INCORPORATION OR ORGANIZATION    SUBSIDIARY DOES BUSINESS
------------------------------------     ------------------------------   ------------------------
TWP Capital Corp.                                    Delaware                          n/a
TransWestern Publishing Company LLC                  Delaware                          n/a



TransWestern Publishing Company LLC Subsidiaries:


NAME OF SUBSIDIARY                       STATE OR OTHER JURISDICTION OF   NAMES UNDER WHICH SUCH
                                         INCORPORATION OR ORGANIZATION    SUBSIDIARY DOES BUSINESS
------------------------------------     ------------------------------   ------------------------
TWP Capital Corp. II                                 Delaware                          n/a